UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Navient Corporation
(Name of Registrant as Specified In Its Charter)

Canyon Capital Advisors LLC

Canyon Value Realization Fund, L.P.

The Canyon Value Realization Master Fund (Cayman), L.P.

Canyon Value Realization Fund MAC 18, Ltd.

Canyon Balanced Master Fund, Ltd.

Canyon-GRF Master Fund II, L.P.

Canyon Distressed Opportunity Master Fund II, L.P.

EP Canyon Ltd.

Canyon NZ-DOF Investing, L.P.

Canyon-EDOF (Master) L.P.

Mitchell R. Julis

Joshua S. Friedman

Jonathan Heller

Sergey Kamensky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

This filing contains a communication issued by Canyon Capital Advisors LLC, dated February 20, 2019.

On February 20, 2019, Canyon Capital Advisors LLC (“Canyon”) issued the following press release:

Canyon Partners Withdraws Indication of Interest in Acquiring Navient and Announces Intention to Propose an Independent Minority Slate of Navient Directors

LOS ANGELES, Feb. 20, 2019 /PRNewswire/ — Canyon Capital Advisors LLC (together with certain of its affiliates, “Canyon”), today announced that it has withdrawn its February 15, 2019 initial expression of interest to acquire Navient Corporation (“Navient”) (NASDAQ: NAVI) and stated that it does not intend to participate in any acquisition process at this time.

Instead, Canyon will propose a minority slate of experienced and independent candidates for election at Navient’s upcoming annual meeting to bring a fresh perspective and oversight to Navient’s strategic direction, about which Canyon has significant concerns as a shareholder of over 10% of Navient’s outstanding common stock.

Among other concerns that Canyon has discussed with the Company, Canyon believes that rather than focusing on managing the legacy assets that Navient inherited when it was spun off from Sallie Mae, Navient has used the cash flows from those assets to subsidize the acquisition of new, non-core businesses with uncertain growth and profitability prospects.  In Canyon’s view, if expenses were appropriately allocated it would be evident that many of Navient’s businesses, other than the legacy assets, are unprofitable.

Contrary to public reports, Canyon never made an offer to acquire the Company.  Rather, Canyon, a longstanding, significant shareholder of Navient, had been engaged with Navient over the past several months in a confidential and courteous process to explore a potential transaction.  On February 15, Canyon provided an initial expression of interest at a level Canyon believed appropriate given the information it had and did not have.  However, by letter and press release of February 17, Navient abruptly walked away from the parties’ discussions, indicated it was unwilling to provide additional information Canyon had requested to address its concerns, and declined Canyon’s request to extend the February 23 deadline for action at Navient’s upcoming annual meeting.

Accordingly, Canyon has withdrawn its expression of interest.  Canyon will proceed to safeguard its and other shareholders’ interests by nominating candidates to Navient’s board so that independent, informed focus and oversight can be given to Navient’s future direction.

About Canyon Partners LLC

Founded and partner owned since 1990, Canyon employs a deep value, credit intensive approach across its investment platform. Canyon specializes in value-oriented special situation investments for endowments, foundations, pension funds, sovereign wealth funds, family offices and other institutional investors. The firm invests across a broad range of asset classes, including distressed loans, corporate bonds, convertible bonds, securitized assets, direct investments, real estate, arbitrage, and event-oriented equities. For more information visit: www.canyonpartners.com.

Additional Important Information about the Solicitation and Participants

Canyon Capital Advisors LLC (“CCA”) plans to file a proxy statement for use in soliciting proxies for the 2019 annual meeting of stockholders of Navient Corporation (the “Company”).  Stockholders are advised to read the proxy statement when it becomes available because it will contain important information.  When the proxy statement becomes available, stockholders will be able to obtain it and any other relevant documents at no charge on the SEC’s website at http://www.sec.gov.

CCA, its managed funds and accounts holding shares of common stock of the Company, Mitchell R. Julis, Joshua S. Friedman, Jonathan Heller and Sergey Kamensky (collectively, the “Participants”) may be deemed to be participants in the proxy solicitation.   The direct or indirect interests of the Participants in the proxy solicitation are described in Exhibit 1 to the filing of this press release that CCA is making with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 and can be obtained at no charge on the SEC’s website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different.   In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results.  Canyon disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.  Canyon has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Media Contact:
Brian Schaffer
Prosek Partners
(646) 818-9229
bschaffer@prosek.com

EXHIBIT 1

PARTICIPANTS IN SOLICITATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following persons are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Navient Corporation (the “Company”): (i) Canyon Capital Advisors LLC (“Canyon”); (ii) Canyon Value Realization Fund, L.P. (“CVRF”); (iii) The Canyon Value Realization Master Fund (Cayman), L.P. (“CVRMF”); (iv) Canyon Value Realization Fund MAC 18, Ltd. (“CVRF MAC”); (v) Canyon Balanced Master Fund, Ltd. (“CBMF”); (vi) Canyon-GRF Master Fund II, L.P. (“Canyon-GRF”); (vii) Canyon Distressed Opportunity Master Fund II, L.P. (“CDOMF II”); (viii) EP Canyon Ltd. (“EPC”); (ix) Canyon NZ-DOF Investing, L.P. (“Canyon NZ-DOF”); (x) Canyon-EDOF (Master) L.P. (“Canyon-EDOF”); (xi) Mitchell R. Julis (“Mr. Julis”); (xii) Joshua S. Friedman (“Mr. Friedman”); (xiii) Jonathan Heller (“Mr. Heller”); (xiv) Sergey Kamensky (“Mr. Kamensky”); and (xv) any individuals that Canyon or its affiliates name as nominees for election as a director at the Company’s 2019 annual meeting of stockholders (each of (i) to (xv), a “Participant” and collectively, the “Participants”).

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The direct or indirect interests in the Company of Participants who hold such interests are as follows: (i) Canyon may be deemed to beneficially own 25,649,480 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) by virtue of its direct and indirect control of funds and accounts managed by it; (ii) CVRF holds 4,722,337 shares of Common Stock, including 100 shares held in record name; (iii) CVRMF holds 10,041,929 shares of Common Stock; (iv) CVRF MAC holds 196,977 shares of Common Stock; (v) CBMF holds 6,205,087 shares of Common Stock; (vi) Canyon-GRF holds 665,981 shares of Common Stock; (vii) CDOMF II holds 2,733,741 shares of Common Stock; (viii) EPC holds 441,612 shares of Common Stock; (ix) Canyon NZ-DOF holds 469,816 shares of Common Stock; (x) Canyon-EDOF holds 172,000 shares of Common Stock; (xi) Mr. Julis may be deemed to beneficially own 25,649,480 shares of Common Stock by virtue of his shared control of Canyon; (xii) Mr. Friedman may be deemed to beneficially own 25,649,480 shares of Common Stock by virtue of his shared control of Canyon; (xiii) Mr. Heller beneficially owns 6,000 shares and also has an economic interest in JLH Childrens Trust, which owns 5,000 shares; and (xiv) Mr. Kamensky is the record holder of 3,000 shares of Common Stock.